Exhibit 99.1

Ideal Power Appoints Two Independent Members to its Board of Directors

AUSTIN, TX – March 14, 2022 -- Ideal Power Inc. (Nasdaq: IPWR), pioneering the development and commercialization of highly efficient and broadly patented B-TRAN™ bidirectional power switches, today announced that its Board of Directors (“Board”) appointed two new independent members, Drue Freeman and Greg Knight, to the Board. As a result of these appointments, Ideal Power’s Board will increase in size from three to five members, four of whom are independent. These directors will bring deep expertise in semiconductors and significant experience and relationships in the Company’s initial target markets for B-TRAN™, including electric vehicles (EVs), renewable energy, energy storage and power electronics.

“Drue has spent his career in the semiconductor industry, and brings commercial and strategic expertise and both semiconductor and automotive experience and relationships to our Board. As Senior Vice President of Global Automotive Sales & Marketing for NXP Semiconductor, he drove significant growth in global semiconductor sales to the automotive industry. Greg brings operational and leadership experience to our Board, having served as President and/or Chief Executive Officer at GT Advanced Technologies, Exawatt and PV Tech Group, as well as experience bringing new technologies to market and relationships in the silicon carbide, EV, renewable energy, energy storage and power electronics markets,” stated Dan Brdar, President and Chief Executive Officer of Ideal Power. “Their skill sets, experience and relationships directly align with our strategy to commercialize and grow B-TRAN™ in our target markets. The Board joins me in welcoming these new directors to Ideal Power and we look forward to their contributions.”

Mr. Freeman has over 30 years of semiconductor industry experience, 16 of which focused on sales and marketing of semiconductors to the automotive industry. He spent most of his career at NXP Semiconductors, a Dutch multinational manufacturer serving the automotive industry. In 1990, he joined VLSI Technology, an American company that designed and manufactured custom and semi-custom integrated circuits, which was bought by Philips Semiconductors, a division of Philips Electronics. Philips Semiconductors was subsequently spun-out from Philips to become NXP. Mr. Freeman served as Regional Market Segment Manager, Asia in Japan and spent four years as Vice President of Automotive Quality at NXP in Germany. He ended his tenure at NXP as Senior Vice President Global Automotive Sales & Marketing based in Germany, China and Silicon Valley. In this role, he launched and served on the Board of Directors for Datang-NXP Semiconductors, the first Chinese automotive semiconductor company. He built significant automotive semiconductor market share by developing long-term relationships with OEMs and locking in design wins at all Tier-1 automotive customers. Mr. Freeman has a B.S. in Electrical Engineering from San Diego State University and an MBA in Business from Pepperdine Graziadio Business School.

Mr. Knight has 20 years of experience in the photovoltaic (PV), silicon carbide, EV and power electronic markets in both leadership positions and as a strategic consultant. He most recently served as President and Chief Executive Officer of GT Advanced Technologies, a producer of silicon carbide and sapphire crystal materials for expanding markets such as EVs and power electronics. His leadership positions include: Co-Founder and Co-Chief Executive Officer of Exawatt, which provides strategic consulting for the solar PV, EV, power electronics, high-purity quartz and lithium-ion battery markets; President of PV Tech Group, a provider of a range of operations and strategic planning services to the PV industry; and Chief Technology Officer for Equity Solar, a provider of silicon surface services intended to increase PV cell efficiency. Mr. Knight began his PV career as Manufacturing Director, Solar Cell Fabrication, at Schott Solar, a manufacturer of components for solar power systems. He currently serves on the Board of Directors of Hardinge Inc., a multi-national machine tool builder. Mr. Knight served five years in the U.S. Navy as Chemistry / Radiological Controls Officer and holds a B.A. in Chemistry from Cornell University and a formal nuclear engineering education from the Naval Nuclear Power School.

Boardspan Inc. served as an advisor to Ideal Power on these appointments.

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is pioneering the development of its broadly patented bidirectional power switches, creating highly efficient and ecofriendly energy control solutions for electric vehicle, electric vehicle charging, renewable energy, energy storage, UPS / data center, solid-state circuit breaker and other industrial and military applications. The Company is focused on its patented Bidirectional, Bipolar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN™ is a unique double-sided bidirectional AC switch able to deliver substantial performance improvements over today's conventional power semiconductors. Ideal Power believes B-TRAN™ modules will reduce conduction and switching losses, complexity of thermal management and operating cost in medium voltage AC power switching and control circuitry. For more information, visit www.IdealPower.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power’s management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of Ideal Power’s control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the risks and uncertainties associated with market conditions as well as risks and uncertainties set forth in Ideal Power’s quarterly, annual and other reports filed with the Securities and Exchange Commission. Furthermore, Ideal Power operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Ideal Power disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:

LHA Investor Relations

Carolyn Capaccio, CFA

T: 212-838-3777

IdealPowerIR@lhai.com